UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2006
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of Principal Executive Offices)	55343 (Zip Code)
(952) 930-6000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Form of Shareholder Agreement
Joint Press Release

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
     On June 5, 2006, American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”) and Laserscope, a California corporation (“Laserscope”), jointly announced that they, and Kermit Merger Corp., a California corporation and an indirect subsidiary of AMS (“Merger Sub”), had entered into an Agreement and Plan of Merger, dated as of June 3, 2005 (the “Merger Agreement”).
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of Laserscope’s common stock, at a purchase price of $31.00 per share (the “Offer Price”). As soon as practicable after the consummation of the Offer, Merger Sub will merge with and into Laserscope (the “Merger”) and Laserscope will become an indirect wholly owned subsidiary of AMS. At the effective time of the Merger, each share of Laserscope common stock then outstanding (other than shares that are owned by Laserscope, AMS or Merger Sub and shares held by shareholders who have properly exercised dissenters’ rights under the California General Corporation Law) will be converted into the right to receive a cash amount equal to the Offer Price, without interest.
     Any options to purchase shares of Laserscope’s common stock that remain outstanding immediately prior to the Merger will become fully vested and will be automatically cancelled upon completion of the Merger, whereupon the holders thereof will be entitled to a per share cash amount equal to the positive difference, if any, between the Offer Price and the exercise price applicable to the options.
     Consummation of the Offer is conditioned upon the tender of at least 90% (the “Minimum Condition”) of Laserscope’s “fully diluted shares” (as defined in the Merger Agreement). If the Minimum Condition is satisfied, AMS can complete the Merger as a short-form merger under applicable state corporate law.
     If the Minimum Condition is not satisfied at the expiration of the initial 20 business day offer period, Merger Sub and Laserscope each have a one time right to extend the offer period for up to 10 business days so long as at least 70% of Laserscope’s fully diluted shares have been tendered, in the case of Merger Sub’s right, and at least 35% or 70% of Laserscope’s fully diluted shares have been tendered, in the case of Laserscope’s right. If immediately prior to the expiration of the initial offer period or any permitted or required extension thereof, an unsolicited third party acquisition proposal has been made and remains pending, Merger Sub and Laserscope each have an additional one time right to extend the offer period for up to 10 additional business days. Finally, if any of the other conditions to the Offer specified in the Merger Agreement exists immediately prior to the expiration of the offer period, Merger Sub is required to continue to extend the offer period until the earlier of the removal or waiver of all such other offer conditions or the termination of the Merger Agreement.
     In order to facilitate the satisfaction of the Minimum Condition, as part of the Merger Agreement, Laserscope granted Merger Sub an irrevocable option to purchase the number of newly-issued shares of Laserscope common stock that, when added to the number of shares of Laserscope common stock owned by Merger Sub following completion of the Offer, results in Merger Sub owning 90% of Laserscope’s fully diluted shares (the “Top-Up Option”). However, the number of shares of Laserscope common stock subject to the Top-Up Option is limited to the number of shares of Laserscope common stock authorized and available for issuance and, in any event, cannot exceed 19.9% of the total shares of Laserscope common stock outstanding immediately prior to the issuance (collectively, the “Top-Up Limitations”).

     If, at the expiration of the initial offer period or any extension thereof permitted or required by the Merger Agreement, the Minimum Condition is not satisfied but at least 49.9% of Laserscope’s fully diluted shares have been tendered, then Laserscope has the right to require Merger Sub to exercise the Top-Up Option, but only to the extent that doing so, after giving effect to the Option Limitations, would result in Merger Sub owning 90% of Laserscope’s fully diluted shares. In such event, Merger Sub would be obligated to reduce the Minimum Condition to the percentage of Laserscope’s fully diluted shares then tendered and consummate the Offer, subject only to removal or waiver of any other outstanding conditions to the Offer. However, if at the expiration of the Offer, the number of shares of Laserscope common stock tendered is greater than 49.9% of Laserscope’s fully diluted shares but less than the percentage necessary to require the exercise of the Top-Up Option, then Laserscope has the right to require Merger Sub to waive the Minimum Condition and amend the Offer to reduce the number of shares of Laserscope common stock purchasable in the Offer to 49.9% of Laserscope’s fully diluted shares (the “Revised Minimum Condition”).
     In the event the Revised Minimum Condition becomes applicable to the Offer and more than 49.9% of the fully diluted shares have been tendered and not withdrawn at the expiration of the Offer, Merger Sub would be obligated to consummate the Offer, subject only to removal or waiver of any conditions to the Offer other than the Minimum Condition, and purchase an amount of tendered shares on a pro rata basis not to exceed 49.9% of the Company’s then outstanding shares.
     The Merger Agreement includes customary representations, warranties and covenants of Laserscope, AMS and Merger Sub. In addition to certain other covenants, Laserscope has agreed not to solicit, initiate or knowingly encourage any acquisition proposal from a third party, disclose non-public information to any third party in connection with any acquisition proposal, or engage in substantive discussions regarding any acquisition proposal, in each case subject to certain exceptions in the event Laserscope receives an unsolicited acquisition proposal that Laserscope’s Board of Directors determines, in good faith, constitutes, or is reasonably likely to constitute, a superior proposal.
     The Merger Agreement contains certain termination rights for both AMS and Laserscope, and further provides that, upon termination of the Merger Agreement under specified circumstances, including a termination by Laserscope to pursue an unsolicited superior proposal, Laserscope is required to pay AMS a termination fee of $25,000,000.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. The assertions embodied in the representations and warranties made by Laserscope in the Merger Agreement are qualified in information contained in confidential disclosure schedules that Laserscope has delivered to AMS and Merger Sub in connection with the signing of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and the representations and warranties of Laserscope are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Laserscope’s public disclosures.
Shareholder Agreements
     In connection with the execution of the Merger Agreement, AMS entered into Shareholder Agreements dated as of June 3, 2006 (the “Shareholder Agreements”), with all of Laserscope’s directors and certain of its officers (the “Supporting Shareholders”). Pursuant to the Shareholder Agreements, which in the aggregate apply to approximately 3.6% of the outstanding shares of Laserscope common stock and options held by the Supporting Shareholders as of June 1, 2006, the Supporting Shareholders have agreed, among other things, to tender in the Offer all shares of Laserscope common stock which they own or control, to vote all such shares in favor of the approval of the Merger Agreement and the Merger to the extent required by applicable law, and to refrain from transferring any such shares prior to the consummation of the Merger except in limited circumstances. In furtherance of these agreements, the Supporting Shareholders have provided AMS with irrevocable proxies with respect to all of their shares of Laserscope common stock. The Shareholder Agreements terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.
     The foregoing description of the Shareholder Agreements is qualified in its entirety by reference to the complete text of the Shareholder Agreements, the form of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Additional Information
     This disclosure is neither an offer to purchase nor a solicitation of an offer to sell shares of Laserscope. AMS will be filing a tender offer statement with the Securities and Exchange Commission and Laserscope will be filing a solicitation/recommendation statement with respect to the Offer. Laserscope shareholders are advised to read the tender offer statement regarding the acquisition of Laserscope, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the Offer. These documents will be made available to all shareholders of Laserscope at no expense to them. These documents will also be available at no charge on the SEC’s web site at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from Laserscope in writing at 3070 Orchard Drive, San Jose, California 95134-2011.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 3, 2006, by and among American Medical Systems Holdings, Inc., Laserscope and Kermit Merger Corp. (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Form of Shareholder Agreement by and between American Medical Systems Holdings, Inc. and each of the directors and certain officers of Laserscope.

99.2	Joint Press Release issued by American Medical Systems Holdings, Inc. and Laserscope, dated June 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

June 5, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 3, 2006, by and among American Medical Systems Holdings, Inc., Laserscope and Kermit Merger Corp. (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Form of Shareholder Agreement by and between American Medical Systems Holdings, Inc. and each of the directors and certain officers of Laserscope.

99.2	Joint Press Release issued by American Medical Systems Holdings, Inc. and Laserscope, dated June 5, 2006.